UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2011

PAETEC Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52486	20-5339741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 340-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective on July 31, 2011, PAETEC Holding Corp., a Delaware corporation (“PAETEC”), entered into an agreement and plan of merger (the “Merger Agreement”) with Windstream Corporation, a Delaware corporation (“Windstream”), and Peach Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Windstream (“Merger Sub”), pursuant to which, among other things, Merger Sub will be merged with and into PAETEC (the “Merger”), with PAETEC surviving the Merger as a wholly-owned subsidiary of Windstream.

Subject to the terms and conditions of the Merger Agreement, each share of PAETEC common stock outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 0.460 shares of the common stock of Windstream. Based on approximately 145.6 million shares of PAETEC common stock outstanding on July 27, 2011, and the closing price of Windstream common stock on July 29, 2011 as reported on the NASDAQ Global Select Market, PAETEC stockholders would have the right to receive in the Merger approximately 73 million shares of Windstream common stock, valued at approximately $891 million. Outstanding PAETEC stock options, restricted stock units and other equity awards generally will be converted at the effective time of the Merger into stock options, restricted stock units and other equity awards with respect to Windstream common stock, after giving effect to the Merger exchange ratio.

The Merger Agreement has been approved by the Board of Directors of each of Windstream and PAETEC. Consummation of the Merger is subject to certain customary conditions, including, among others, adoption of the Merger Agreement by the holders of a majority of the outstanding shares of PAETEC common stock, receipt of required regulatory approvals from the Federal Communications Commission and certain public utilities commissions and expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the absence of any law, regulation, order or injunction prohibiting the Merger. Each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party (generally subject to a material adverse effect standard), material compliance by the other party with its obligations under the Merger Agreement, and the absence of a material adverse effect related to the other party. Subject to the satisfaction of the closing conditions, the parties anticipate that the transaction will be consummated within six months after the Merger Agreement date. Consummation of the Merger is not subject to approval by the stockholders of Windstream or to any financing condition.

The Merger Agreement contains representations and warranties customary for transactions of this type. PAETEC has agreed to various customary covenants and agreements, including, among others, agreements (1) to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the effective time of the Merger, (2) not to engage in certain kinds of transactions during this period and (3) to convene and hold a meeting of its stockholders to consider and vote upon adoption of the Merger Agreement (the “PAETEC Stockholder Meeting”).

Concurrently with the execution of the Merger Agreement, certain of PAETEC’s executive officers and directors (the “Covered Stockholders”), in their capacities as stockholders of PAETEC, entered into a voting agreement with Windstream and Merger Sub (the “Voting Agreement”). Pursuant to the Voting Agreement, the Covered Stockholders, who collectively have the power to vote approximately 6.7% of PAETEC common stock outstanding as of July 27, 2011, agreed to vote all shares beneficially owned by them at the PAETEC Stockholder Meeting in favor of adoption of the Merger Agreement and against any alternative proposal or any other action which is reasonably likely to adversely affect or interfere with the consummation of the transactions contemplated by the Merger Agreement.

The Merger Agreement contains certain termination provisions for Windstream and PAETEC. Upon termination of the Merger Agreement, under specified circumstances, PAETEC may be required to pay Windstream a termination fee equal to $40 million or to reimburse Windstream’s expenses incurred in connection with the proposed transaction in an amount not to exceed $15 million. In addition, under certain circumstances, including after payment of a termination fee equal to $40 million, PAETEC is permitted to terminate the Merger Agreement to enter into a definitive agreement with a third party with respect to an acquisition proposal.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein. The description of the Merger Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement set forth on Exhibit 2.1. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of any of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by PAETEC or Windstream.

A copy of the Voting Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The description of the Voting Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Voting Agreement set forth on Exhibit 99.1.

Additional Information

This report is being filed in respect of the proposed Merger involving PAETEC and Windstream. Windstream will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 in connection with the transaction that will include the proxy statement of PAETEC, which also will constitute a prospectus of Windstream. PAETEC will send to its stockholders the proxy statement/prospectus regarding the proposed Merger transaction. PAETEC and Windstream will also be filing other documents with the SEC. Investors and security holders are urged to read the proxy statement/prospectus and other documents relating to the Merger transaction when they become available, because they will contain important information about PAETEC, Windstream and the proposed transaction. Investors and security holders may obtain a free copy of the Form S-4 and the proxy statement/prospectus and other documents relating to the Merger transaction (when available) from the SEC’s website at www.sec.gov, PAETEC’s website at www.paetec.com and Windstream’s website at www.windstream.com. In addition, copies of the proxy statement/prospectus and such other documents may be obtained (when available) from PAETEC free of charge by directing a request to PAETEC Holding Corp., One PAETEC Plaza, Fairport, New York 14450, Attn: Investor Relations, telephone: (585) 340-2500.

Certain Information Regarding Participants

PAETEC and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from PAETEC’s stockholders with respect to the proposed Merger transaction. Security holders may obtain information regarding the names, affiliations and interests of such individuals in PAETEC’s Annual Report on Form 10-K/A for the year ended December 31, 2010, which was filed with the SEC on April 14, 2011, and its definitive proxy statement for the 2011 annual meeting of stockholders, which was filed with the SEC on April 20, 2011. Additional information regarding the interests of such individuals in the proposed Merger transaction will be included in the proxy statement/prospectus relating to the proposed transaction when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov, PAETEC’s website at www.paetec.com and Windstream’s website at www.windstream.com.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following documents are filed herewith as exhibits to this report:

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 31, 2011, among Windstream Corporation, Peach Merger Sub, Inc. and PAETEC Holding Corp.

99.1	Voting Agreement, dated as of July 31, 2011, among Windstream Corporation, Peach Merger Sub, Inc. and the stockholders of PAETEC Holding Corp. party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAETEC Holding Corp.

Date: August 1, 2011	/s/ Mary K. O’Connell
Mary K. O’Connell
Executive Vice President, General Counsel and Secretary (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 31, 2011, among Windstream Corporation, Peach Merger Sub, Inc. and PAETEC Holding Corp.

99.1	Voting Agreement, dated as of July 31, 2011, among Windstream Corporation, Peach Merger Sub, Inc. and the stockholders of PAETEC Holding Corp. party thereto